SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2009

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Datameg Corporation (the "Company") announced today the official results of its recently concluded shareholder solicitation. After tabulating all votes received, the Company is pleased to announce that the holders of a majority of the shares outstanding on the record date of April 30, 2009 voted in favor of each of the Company's three proposals, summarized below.

Accordingly, each of the three proposals has been approved.

Documentation of the vote has been reviewed by Broadridge Voting Services and has been certified. The Company had 417,606,087 shares outstanding on the record date. The total shares voted were 361,681,336.

The following table illustrates the official vote for each proposal:
PROPOSAL #001 SELL WHOLLY OWNED SUBSIDIARY AMERICAN MARKETING & SALES INC.
***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
BENEFICIAL COMMON	148,706,923	1,781,916	114,230	119,456,273
REGISTERED COMMON	93,776,930	15,052	6,545	-
TOTAL SHARES VOTED	242,483,853	1,796,968	120,775	-
% OF VOTED	99.21%	0.73%	0.04%	-
% OF OUTSTANDING	58.06%	0.43%	0.02%	-
-	-	-	-	-
PROPOSAL #002 AMND SECTN FOURTH TO CERT. OF INCORP. TO EFFECT REVRS STOCK SPLIT
***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
BENEFICIAL COMMON	263,321,660	4,098,960	462,189	-
REGISTERED COMMON	93,691,782	100,200	6,545	-
TOTAL SHARES VOTED	357,013,442	4,199,160	468,734	-
% OF VOTED	98.70%	1.16%	0.12%	-
% OF OUTSTANDING	85.49%	1.00%	0.11%	-
-	-	-	-	-
PROPOSAL #003 AMND SECTN FIRST TO CERT. OF INCORP. TO CHANGE NAME OF COMPANY
***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
BENEFICIAL COMMON	264,957,571	2,662,370	262,868	-
REGISTERED COMMON	93,775,115	16,867	6,545	-
TOTAL SHARES VOTED	358,732,686	2,679,237	269,413	-
% OF VOTED	99.18%	0.74%	0.07%	-
% OF OUTSTANDING	85.90%	0.64%	0.06%	-

***

PROPOSAL #001 To sell Datameg Corporation’s wholly owned subsidiary American Marketing & Sales, Inc., a Massachusetts corporation to Blue Earth Solutions, Inc., a Nevada corporation trading on the OTCBB under the symbol BESN, pursuant to the Stock Purchase Agreement attached hereto as Exhibit 1.

PROPOSAL #002 To amend Section FOURTH to our Certificate of Incorporation to effect a 1-for-100 Reverse Stock Split whereby every 100 shares of our common stock outstanding or in treasury will be combined and reduced into one share of common.

PROPOSAL #003 To amend Section FIRST of our Certificate of Incorporation to change the name of the Company to Natural Blue Resources, Inc. The shareholder consent will lapse if the Board does not file an amendment of the Certificate of Incorporation within 90 days of the shareholders consent to this proposal.

Datameg Corporation (OTCBB: DTMG) is a diversified holding company with subsidiaries in the technology industry and in food packaging and other injection-molded products. American Marketing and Sales, Inc. D/B/A Innovative Designs markets finished food packaging, caterware and office products nationwide to major supermarkets, food retailers, and office supply stores. Datameg’s wholly-owned subsidiaries Net Symphony Corporation and QoVox Corporation design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice Over Internet Protocol (VoIP). For more information on our subsidiaries, visit our web site at www.datameg.com/ir.html

Certain statements contained herein are forward looking. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statement, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products and changes in the VoIP and technology industries. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive. Any forward-looking statements are made as of the date of the document in which they appear. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: June 18, 2009	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer